                                                           EXHIBIT 21

     ENSERCH Corporation, its subsidiaries and their subsidiaries and affiliates, respectively, on March 15, 1995, are listed below.

                                                 State or Country
    Name of Company                              of Incorporation

ENSERCH Corporation                                    Texas
    Lone Star Gas Company of Texas, Inc.               Texas
    National Pipeline Company                          Texas
    Enserch Gas Company                                Texas
    Enserch Gas Transmission Company                   Texas
    Lone Star Energy Company                           Texas
          Fleet Star of Texas, L.C. (1)                Texas
          TRANSTAR Technology, L.C. (1)                Texas
          Lone Star Plant Analytical Services, Inc.    Texas
          Lone Star Energy Plant Operations, Inc.      Texas
          Lone Star Gas International, Inc.            Texas
          LSE Canton Operations, Inc.                  Texas
    LS Energy, Inc.                                    Texas
    LS Services, Inc.                                  Texas
    Enserch Development Corporation                    Texas
          Enserch Development Corporation One, Inc.  Delaware
          EDC Catskill Cogeneration, Inc.            Delaware
          EDC Four Inc.                              Delaware
          Enserch Development Corporation Hamakua, Inc.Texas
          Enserch Development Corporation Hawaii, Inc. Texas
          EDC International Ltd.                  Cayman Islands
          EDC International (Karnataka No. 1) Ltd.Cayman Islands
          EDC Northwest Cogeneration, Inc.           Delaware
          EDC Palakkad Power Ltd.                 Cayman Islands
          EDC Power Marketing, Inc.                    Texas
          EDC Rio Hondo, Inc.                        Delaware
          EDC Shaoxing Power Ltd.                 Cayman Islands
          Canton Power Partners I, Inc.                Texas
          Canton Power Partners II, Inc.               Texas
    Ensat Cogeneration Company                         Texas
    Enserch Exploration Holdings, Inc.               Delaware
    Enserch Exploration, Inc.(2)                       Texas
          Enserch Oil and Gas, Inc.                    Texas
          Enserch Offshore, Inc.                       Texas
    Enserch International Oil and Gas, Inc.            Texas
          Enserch Far East Ltd.                   Cayman Islands
          Enserch India, Inc.                          Texas
          Enserch Malaysia Ltd.                   Cayman Islands
          Enserch Middle East Ltd.                     Texas
          Enserch (U.K.) Oil and Gas Limited      United Kingdom
    Enserch International Investments Limited        Delaware
          Earl & Wright Ltd.*                     United Kingdom
          Enserch Holdings Limited*               United Kingdom
          Humphreys & Glasgow Limited*            United Kingdom
          Humphreys & Glasgow Malaysia Sdn. Bhd.     Malaysia
    Aleasco, Inc.                                     Alaska
    Enserch Capital L.L.C.                           Delaware
    ENS Claims Management, Inc.                      Delaware
    Enserch Finance, Inc.                              Texas
    ENSERCH Finance N.V.                       Netherlands Antilles
    ENS Holdings I, Inc.                               Texas
    ENS Holdings, II, Inc.                             Texas
    Enserch House, Inc.                                Texas
    ENS Insurance Company                             Vermont
    Enserch Preferred Capital, Inc.                  Delaware
    Enserch Shirley, Inc.                            Delaware
    Enserch E&C Holdings, Inc.                        Nevada
          Enserch E&C, Inc.                           Nevada
          ESICORP Industries Inc. (Delaware)         Delaware
              Ebasco B.V.                           Netherlands
              Industrial Assistance Corporation      Delaware
              Ebasco Dorsch Consultants Inc. (3)     Delaware
              Enserch Engineers & Constructors, Inc.   Texas
              Ebasco Cayman Limited               Cayman Islands
                    Ebasco Services Singapore Pte. Ltd.Singapore
              Ebasco Energy A.G.                    Switzerland
                    Ebasco Espana, S.A.* (1)           Spain
          ESICORP Risk Management Consultants, Inc.  New York
              Associated Company Management of Ebasco LimitedBermuda
          Ebasco Services of Canada Limited           Canada
          ESICORP Sales Inc.                         Delaware
          Frank Moolin & Associates, Inc.             Alaska
          ESICORP Constructors International, Inc.*  Delaware
              ENS (U.K.) Limited                  United Kingdom
                    ENS Limited                   United Kingdom
                    Process Engineering International LimitedUnited Kingdom
                         Humphreys & Glasgow (Malaysia) Sdn. Bhd.Malaysia
          ENS Equipment Corporation                  Delaware
          Hittman ESICORP Associates Inc.            Delaware
          INDECS Corporation                         Delaware
          E & L Technologies Inc.                    Delaware
              E & L Engineering Inc.                 Delaware
              E & L Associates, Inc.                California
                    E & L International, Inc.       California
          Enserch Environmental Management Company, Inc.(4)Delaware

* Company in liquidation.
(1) 50% owned by parent corporation.
(2) 0.77% owned by public shareholders.
(3) 80% owned by parent corporation.
(4) 67% owned by parent corporation.
(5) 99.65% owned by Enserch Financing, L.P. and .35% owned by ENS Holdings Limited Partnership.

    Except as noted above, the voting stock of each subsidiary company and their subsidiaries and affiliates is wholly owned (100%) by its parent.
The financial statements of each subsidiary are included in the consolidated financial statements except that the equity method of accounting is used for subsidiaries in which the Corporation has 50% or less ownership. Such unconsolidated subsidiaries considered in the aggregate do not constitute a significant subsidiary.

                          Partnership Affiliates
                                                           State of
          Name of Company                                Organization
Enserch Financing, L.P.                                      Texas
nserch SACROC, Inc. (5)                                      Texas
Encogen One Partners, Ltd.                                   Texas
Encogen Hawaii, L.P.                                         Hawaii
Encogen Four Partners, L.P.                                 Delaware
Encogen Frederickson, L.P.                                  Delaware
Encogen Northwest, L.P.                                     Delaware
ENS Holdings Limited Partnership                             Texas
Gulf Coast Natural Gas Company**                             Texas
Lavair Cogeneration Limited Partnership                     Delaware
FinaStar Partnership**                                        Texas
Canton Power, L.P.                                            Texas

**General partnership.